FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) December 29, 2010

MEDICAL BILLING ASSISTANCE, INC.
 (Exact Name of Issuer as specified in its charter)

Colorado	000-53012	59-2851601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709S. Harbor City Blvd., Suite 250
Melbourne, FL 32901
 (Address of principal executive offices including zip code)

 (321) 725-0090
 (Registrant's telephone number, including area code)

16325 East Dorado Avenue
Centennial, Colorado 80015
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2010, Medical Billing Assistance, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with FCID Medical, Inc., a Florida corporation (“Medical”), FCID Holdings, Inc., a Florida corporation (“Holdings”, and together with Medical, “FCID”), and the shareholders of FCID (the “FCID Shareholders”).  Pursuant to the terms of the Share Exchange Agreement, the FCID Shareholders exchanged 100% of the outstanding common stock of FCID for a total of 40,000,000 shares of common stock of the Company, resulting in FCID being 100% owned subsidiaries of the Company (the “Share Exchange”).

In connection with the Share Exchange Agreement, in addition to the foregoing and effective on the closing date, Michael West resigned as President, Treasurer and director of the Company, Steve West resigned as officer of the Company but retained his directorship with the Company, Christian Romandetti was appointed President, Chief Executive Officer and a director of the Company, and Donald Bittar was appointed Chief Financial Officer, Treasurer and Secretary.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the transactions described in this Item 1.01, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

See Item 1.01

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As discussed in Item 1.01 hereof,  as result of the Share Exchange, effective as of December 29, 2010, Michael West resigned as President, Treasurer and director of the Company, Steve West resigned as officer of the Company but retained his directorship with the Company, and the following officers and directors were appointed:

Name	Age	Position

Christian Romandetti	50	President, Chief Executive Officer and Director
Donald Bittar	69	Chief Financial Officer, Treasurer and Secretary

Chris Romandetti, President and Chief Executive Officer and Director

Mr. Romandetti's early career was spent as a manager in the automotive industry. In 1984 he relocated to Melbourne, Florida where a year later his family purchased what became "Intracoastal Marina of Melbourne, Inc." located on the Indian River. Mr. Romandetti was the General Manager in charge of all operations of Intracoastal Marina of Melbourne, Inc.  After growing the business 10 fold in 18 months, he was promoted as President and CEO where he formulated a private placement to raise capital for a $10 Million project to open and run the 450 seat waterfront restaurant “Shooters”.  This experience allowed Mr. Romandetti to launch "Buy Direct Marine" earning recognition as being the world’s largest Wellcraft Boat Dealership from 2001 thru 2004 with sales in excess of $20 million annually.

In 2005 Mr. Romandetti was a founding director and the largest share holder of Sunrise Bank, a start up community bank located in Cocoa, Florida.

Donald Bittar, Chief Financial Officer, Treasurer and Secretary

Mr. Bittar was named Executive Vice President, Treasurer and Secretary of the Company in 2010.  He previously was President and Chairman of Associated Mortgage of North America, Inc. from 1999. Prior to that, he served as President of DA Bittar and Associates Inc., a management and technology consulting firm, from 1980. Prior to that, Mr. Bittar served as President and Chairman of Marine Telephone, Inc., from 1969.

Since 1969, Mr. Bittar has taught finance, management and information technology classes in undergraduate and graduate schools.  Currently, he is teaching as an Adjunct Professor in the Graduate School of Business and the College of Business, Florida Institute of Technology. He has been a frequent speaker at the National Association of Mortgage Bankers, National Council of Savings Institutions, Council of Presidents, New England Bankers Association and the National Corporate Cash Managers Association. Mr. Bittar  received an MBA from Long Island University in 1964 and is resident of Melbourne, Florida

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Share Exchange Agreement, dated December 29, 2010, by and between Medical Billing Assistance, Inc., FCID Medical, Inc., and FCID Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 3, 2011	MEDICAL BILLING ASSISTANCE, INC.
	By:	/s/ Christian Romandetti
Christian Romandetti
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Share Exchange Agreement, dated December 29, 2010, by and between Medical Billing Assistance, Inc., FCID Medical, Inc., and FCID Holdings, Inc.